Exhibit 99.2

Everbridge Announces Private Offering of $375 Million Convertible Notes Offering

BURLINGTON, Mass., December 9, 2019 – Everbridge, Inc. (Nasdaq: EVBG) announced today that it intends to offer, subject to market and other conditions, $375.0 million aggregate principal amount of convertible senior notes due 2024 (the Notes) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Everbridge also expects to grant the initial purchasers a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of Notes.

The Notes will be general unsecured obligations of Everbridge and will accrue interest payable semiannually in arrears. The Notes will be convertible into cash, shares of Everbridge’s common stock or a combination of cash and shares, at Everbridge’s election. The interest rate, initial conversion rate and other terms of the Notes will be determined at the time of the pricing of the offering.

Everbridge intends to use a portion of the net proceeds from the offering of the Notes to pay the cost of the capped call transactions described below, and to repurchase for cash (such transactions, the repurchases) up to approximately 20% of the principal amount of Everbridge’s existing 1.50% Convertible Senior Notes due 2022 (the 2022 notes) through individually privately negotiated transactions concurrently with the offering of the Notes. The terms of any repurchases of the 2022 notes will depend on factors, including the market price of Everbridge’s common stock and the trading price of the 2022 notes at the time of such repurchase.

These repurchases could increase (or reduce the size of any decrease in) the market price of Everbridge’s common stock or the Notes. This activity, together with the termination of a corresponding portion of the capped call transactions Everbridge entered into in connection with the issuance of the 2022 notes, could affect the market price of Everbridge’s common stock concurrently with the pricing of the Notes, and could result in a higher effective conversion price for the Notes.

In addition, assuming the 2022 notes are redeemable pursuant to their terms on or after November 6, 2020, Everbridge intends to use a portion of the net proceeds from the offering of Notes, cash on hand, shares of its common stock, or a combination thereof to finance the redemption or the settlements upon conversion of all of the 2022 notes in November 2020. Prior to such time, Everbridge may use a portion of the net proceeds from the offering of Notes, cash on hand, shares of its common stock, or a combination thereof to finance repurchases of a portion of or settlements upon conversions of the 2022 notes. Everbridge intends to use the remainder of any net proceeds for working capital and other general corporate purposes, including investments in sales and marketing in the United States and internationally and in research and development. Everbridge may also use a portion of the remainder of any net proceeds for acquisitions or strategic investments in complementary businesses or technologies or for geographic expansion, although it does not currently have plans for any material acquisitions, investments or expansion.

In connection with the pricing of the Notes, Everbridge expects to enter into capped call transactions with one or more of the initial purchasers and/or their respective affiliates or other financial institutions (the option counterparties). The capped call transactions are expected generally to reduce potential dilution to Everbridge’s common stock upon any conversion of Notes and/or offset any cash payments Everbridge is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional Notes, Everbridge expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Everbridge’s common stock concurrently with or shortly after the pricing of the Notes and/or purchase shares of Everbridge’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Everbridge’s common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Everbridge’s common stock and/or purchasing or selling Everbridge’s common stock or other securities of Everbridge in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any conversion of the Notes, any repurchase of the Notes by Everbridge on any fundamental change repurchase date or otherwise or any redemption date, in each case, if Everbridge exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Everbridge’s common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares of common stock, if any, and value of the consideration that a noteholder will receive upon conversion of the Notes.

Neither the Notes, nor any shares of Everbridge common stock issuable upon conversion of the Notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, the common stock potentially issuable upon conversion of the Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Everbridge

Everbridge, Inc. is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the terms of the offering of the Notes, whether Everbridge will enter into and the extent, and potential effects, of the capped call transactions and the repurchases of the 2022 notes (including the unwind of the existing capped call transactions), if any, the potential dilution to Everbridge’s common stock and statements regarding Everbridge’s intentions regarding the use of proceeds from the offering. These forward-looking statements are based on the current expectations of the management of Everbridge as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results of Everbridge to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include market risks, among others. These and other risks are discussed in Everbridge’s filings with the SEC, including, without limitation, Everbridge’s

Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019, its Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2019, and its periodic reports on Form 8-K and Form 8-K/A. Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date hereof. Everbridge is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.